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                                                                    EXHIBIT 23.1

                          CONSENT OF BDO INTERNATIONAL

Jobline International AB
Stockholm, Sweden

    We hereby consent to the incorporation by reference in the previously filed open Registration Statements on Forms S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795,
333-83131 and 333-96101) of TMP Worldwide Inc. and Subsidiaries of our report dated August 17, 2001, relating to the financial statements of Jobline International AB and the consolidated financial statements of Jobline International AB and subsidiaries included herein.

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                                                       By:            /s/ BDO INTERNATIONAL
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                                                                        BDO International
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London, England
September 7, 2001